As Filed with the Securities and Exchange Commission on May 23, 1996.
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              SPECTRASCIENCE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         MINNESOTA                                    41-1448837
  (State of Incorporation)             (I.R.S.  Employer Identification Number)

      5909 BAKER ROAD, SUITE 580, MINNETONKA, MN 55345. TEL: (612) 931-9000
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)



                              SPECTRASCIENCE, INC.
                                 1991 STOCK PLAN
                            (Full title of the Plan)


                                                            Copy To:
           BRIAN T. MCMAHON                            KENNETH L. CUTLER
 President and Chief Executive Officer                Dorsey & Whitney LLP
         SpectraScience, Inc.                        Pillsbury Center South
      5909 Baker Road, Suite 580,                    220 South Sixth Street
         Minnetonka, MN 55345.                     Minneapolis, MN 55402-1498
          Tel: (612) 931-9000                         Tel: (612) 340-2740
           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities to        Amount             Proposed Maximum           Proposed Maximum           Amount of
          be                   to be         Offering Price Per Share   Aggregate Offering Price   Registration Fee
      Registered            Registered                 (1)                         (1)
Common Stock,
$.25 par value                500,000                 $9.50                    $4,750,000              $1,637.93

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices on the OTC Bulletin Board on May 21, 1996.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         Pursuant to General Instruction (E) to Form S-8, SpectraScience, Inc. (the "Company") hereby incorporates the contents of its earlier Registration Statements on Form S-8, as filed with the Securities and Exchange Commission on February 5, 1992 (Registration No. 33-45523) (with respect to 325,000 shares of the Company's Common Stock) and September 28, 1995 (Registration No. 33-63047) (with respect to 675,000 shares of the Company's Common Stock), relating to the SpectraScience, Inc. 1991 Stock Plan (the "Plan"), by reference into this Registration Statement. The securities being registered hereunder reflect the reservation of an additional 500,000 shares of the Company's Common Stock, $.25 par value per share, for issuance under the Plan, which reservation was duly approved by the shareholders of the Company at a meeting held on March 28, 1996.


Item 8. Exhibits.

3.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092).

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5        Opinion of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, Minnesota on May 23, 1996.

                                      SPECTRASCIENCE, INC.

                                      By: /S/ BRIAN T. MCMAHON
                                          -------------------------------------
                                          BRIAN T. MCMAHON
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Brian T. McMahon and Ching-Meng Chew, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitutes or substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date

/S/ BRIAN T. MCMAHON          President, Chief Executive Officer   May 23, 1996
- ---------------------------   and Director
   Brian T. McMahon           (Principal Executive Officer)


/S/ CHING-MENG CHEW           Vice President Finance and           May 23, 1996
- ---------------------------   Administration, Chief Financial
   Ching-Meng Chew            Officer, Treasurer, Secretary
                              (Principal Financial and Accounting
                              Officer)

/S/ HENRY M. HOLTERMAN        Director                             May 23, 1996
- ---------------------------
   Henry M. Holterman

/S/ NATHANIEL S. THAYER       Director                             May 23, 1996
- ---------------------------
   Nathaniel S. Thayer


                                  EXHIBIT INDEX


Exhibit         Description

3.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB, as amended for the fiscal year ended December 31, 1995, File No. 0-13092)

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5        Opinion of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")